EXHIBIT 99.1

Natus Medical Announces Fourth Quarter and Full Year 2016 Financial Results

  Reports fourth quarter revenue of $107.7 million and full year revenue of $381.9 million
  Reports fourth quarter GAAP earnings per share of $0.31 and non-GAAP of $0.51

PLEASANTON, Calif., Feb. 01, 2017 (GLOBE NEWSWIRE) -- Natus Medical Incorporated (NASDAQ:BABY) today announced financial results for the three months and full year ended December 31, 2016.

For the fourth quarter ended December 31, 2016, the Company reported revenue of $107.7 million, an increase of 7.7% compared to $100.0 million reported for the fourth quarter 2015. Revenue from the Venezuela contract was $9.1 million during the quarter.  GAAP Gross profit margin was 60.4% vs. 58.2% reported for the fourth quarter 2015. GAAP net income was $10.2 million, or $0.31 per diluted share, compared with GAAP net income of $8.5 million, or $0.26 per diluted share in the fourth quarter 2015, representing a 19% increase in GAAP earnings per diluted share.

Non-GAAP earnings per diluted share was $0.51 for the fourth quarter 2016, compared to $0.51 in the fourth quarter 2015. Non-GAAP net income was $16.8 million for the fourth quarter ended December 31, 2016 compared to the prior year's non-GAAP net income of $17.0 million. Non-GAAP Gross profit margin was 61.3% vs. 63.9% reported for the fourth quarter of 2015.

For the twelve months ended December 31, 2016, the Company reported revenue of $381.9 million, an increase of 1.6% compared to $375.9 million reported for the prior year 2015. GAAP Gross profit margin was 61.5% vs. 60.5% reported for the prior year. GAAP net income was $42.6 million, or $1.29 per diluted share, compared with GAAP net income of $37.9 million, or $1.14 per diluted share for prior year.

Non-GAAP earnings per diluted share increased 5% to $1.62 for the full year 2016, compared to $1.55 for the prior year. The Company reported non-GAAP net income of $53.5 million for the full year 2016, compared to the prior year's non-GAAP net income of $51.4 million.

Combined cash and investments increased by $141.1 million to $247.6 million during the quarter due to new borrowings in anticipation of the Otometrics acquisition. The Company repurchased $1.0 million of its stock during the fourth quarter of 2016.

"I am pleased with our 2016 accomplishments including the acquisition of Otometrics and RetCam as well as our record financial results considering the regulatory issues at our Seattle facility and the headwinds in some of our international markets.  The acquisition of Otometrics will complement our current business and increase our growth potential.  We believe Otometrics will achieve a revenue growth rate of 10 percent in 2017 and 2018 as they participate in growing markets for many of their products and services.  In addition, we look forward to increasing the profitability of Otometrics from its current breakeven levels to our current operating margins over time.  We look forward to an exciting year ahead and the opportunity for Natus to achieve over $500 million of revenue in 2017," said Jim Hawkins, President and Chief Executive Officer of the Company.

Financial Guidance

For the first quarter of 2017, the Company provided revenue guidance of $122.0 million to $124.0 million and guided non-GAAP earnings per share guidance of $0.32 to $0.34.

For the full year 2017, the Company provided revenue guidance of $505.0 million to $510.0 million and guided non-GAAP earnings of $1.80 to $1.85.

First quarter 2017 and the full year 2017 revenue guidance includes approximately $10 million from the prepaid portion of the Company's Venezuela supply agreement.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, which the Company expects to be approximately $9.8 million and $3.1 million for the full year and first quarter 2017, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.30 and $0.09 for the respective periods.  Non-GAAP earnings per share also exclude the direct and transition costs of the Otometrics acquisition, which are estimated to be approximately $3 million to $4 million for the full year 2017 as well as the Otometrics related amortization of acquired intangible assets, which cannot be estimated at this time.

Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discreet items, direct costs of acquisitions and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per share and non-GAAP operating expense and excludes all but restructuring charges from the calculation of non-GAAP gross margin: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses which are excluded in the non-GAAP items are exclusively related to permanent reductions in our workforce and redundant facility closures. 3) Certain discreet items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results. These items are specifically identified when they occur. 4) Direct costs of acquisitions.  These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the items excluded from non-GAAP financial reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, February 1, 2017. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 49853976. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 49853976. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in neurological dysfunction, epilepsy, sleep disorders, newborn care, hearing impairment and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding Otometrics revenue growth rate, increasing the profitability of Otometrics, our achieving $500 million in revenue in 2017, the anticipated revenue and GAAP and non-GAAP earnings per share for the first quarter and full year 2017 and the impact of amortization expense associated with acquisition-related intangible assets. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, our ability to successfully integrate the Otometrics acquisition and achieve our profitability goals for Otometrics, the demand for our products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes,  on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, shipments and revenue associated with our Medix' subsidiary's contract with the Venezuela Ministry of Health and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2015, and its subsequent quarterly reports on Form 10-Q and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue	$107,699	$99,951	$381,892	$375,865
Cost of revenue	42,089	41,024	144,632	145,492
Intangibles amortization	510	788	2,327	2,836
Gross profit	65,100	58,139	234,933	227,537
Gross profit margin	60.4%	58.2%	61.5%	60.5%
Operating expenses:
Marketing and selling	23,255	22,330	84,834	87,675
Research and development	10,848	8,567	33,443	30,434
General and administrative	13,652	13,124	50,877	46,363
Intangibles amortization	2,242	2,282	8,983	7,447
Restructuring	221	1,787	1,536	2,145
Total operating expenses	50,218	48,090	179,673	174,064
Income from operations	14,882	10,049	55,260	53,473
Other income/(expense), net	54	139	(357)	(1,063)
Income before tax	14,936	10,188	54,903	52,410
Provision for income tax expense	4,704	1,643	12,309	14,485
Net income	$10,232	$8,545	$42,594	$37,925
Earnings per share:
Basic	$0.32	$0.26	$1.31	$1.17
Diluted	$0.31	$0.26	$1.29	$1.14
Weighted-average shares:
Basic	32,405	32,358	32,460	32,348
Diluted	33,009	33,130	33,056	33,241

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	December 31,	September 30,	December 31,
	2016	2016	2015
ASSETS

Current assets:
Cash and investments	$247,570	$106,502	$82,469
Accounts receivable, net	86,638	84,870	99,080
Inventories	49,587	51,654	48,572
Other current assets	22,004	22,939	11,235
Total current assets	405,799	265,965	241,356

Property and equipment, net	17,333	18,127	16,967
Goodwill and intangible assets	190,277	194,693	194,002
Deferred income tax	12,756	12,694	12,782
Other assets	20,688	19,236	14,389
Total assets	$646,853	$510,715	$479,496

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$18,700	$17,107	$23,660
Short-term borrowings	—	—	—
Accrued liabilities	37,895	38,712	42,137
Deferred revenue	23,346	33,334	11,311
Total current liabilities	79,941	89,153	77,108

Long-term liabilities:
Long-term debt, net	140,000	—	—
Deferred income tax	1,525	3,819	3,897
Other long-term liabilities	8,012	8,358	7,781
Total liabilities	229,478	101,330	88,786
Total stockholders’ equity	417,375	406,385	390,710
Total liabilities and stockholders’ equity	$646,853	$507,715	$479,496

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Quarter Ended
	December 31, 2016	December 31, 2015
Operating activities:
Net income	$10,232	$8,544
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for losses on accounts receivable	183	551
Excess tax benefit on the exercise of stock options	—	(1,800)
Depreciation and amortization	4,059	4,641
Loss on disposal of property and equipment	(8)	(5)
Warranty reserve	(339)	5,958
Share-based compensation	2,051	1,571
Changes in operating assets and liabilities:
Accounts receivable	424	(8,591)
Inventories	(1,315)	(5,218)
Prepaid expenses and other assets	1,874	1,907
Accounts payable	1,097	33
Accrued liabilities	(479)	(2,581)
Deferred revenue	(11,115)	931
Deferred income tax	(2,480)	(4,017)
Net cash provided by operating activities	4,184	1,924
Investing activities:
Acquisition of businesses, net of cash acquired	—	(2,725)
Purchases of property and equipment	(1,010)	(1,078)
Purchase of intangible assets	—	32
Purchase of short-term investments	(8,590)	—
Net cash used in investing activities	(9,600)	(3,771)
Financing activities:
Proceeds from stock option exercises and Employee Stock Purchase Program purchases	1,080	4,172
Excess tax benefit on the exercise of stock options	—	1,800
Repurchase of common stock	(1,032)	(2,173)
Taxes paid related to net share settlement of equity awards	(170)	(38)
Proceeds from long-term borrowings	140,000	—
Net cash used in financing activities	139,878	3,761
Exchange rate changes effect on cash and cash equivalents	(1,984)	(1,646)
Net increase in cash and cash equivalents	132,478	268
Cash and cash equivalents, beginning of period	81,073	82,201
Cash and cash equivalents, end of period	$213,551	$82,469

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GAAP based results:
Income before provision for income tax	$14,936	$10,188	$54,903	$52,410

Non-GAAP adjustments:
Intangibles Amortization - Cost of revenue	510	788	2,327	2,836
Intangibles Amortization - Operating expense	2,242	2,282	8,983	7,447
Recall Accrual	—	4,975	267	4,975
Remediation Efforts	2,462	—	2,462	—
Restructuring [1]	221	1,787	1,536	2,145
Direct costs of acquisitions (COGS)	460	—	460	—
Direct costs of acquisitions (M&S) [2]	(19)	456	(3,429)	456
Direct costs of acquisitions (G&A)	1,523	—	1,902	—
Direct costs of acquisitions (OI&E)	38	144	149	144
Non-GAAP income before provision for income tax	22,373	20,620	69,560	70,413

Income tax expense, as adjusted	$5,596	$3,587	$16,095	$19,005

Non-GAAP net income	$16,777	$17,033	$53,465	$51,408
Non-GAAP earnings per share:
Basic	$0.52	$0.53	$1.65	$1.59
Diluted	$0.51	$0.51	$1.62	$1.55

Weighted-average shares used to compute
Basic non-GAAP earnings per share	32,405	32,358	32,460	32,348
Diluted non-GAAP earnings per share	33,009	33,130	$33,056	$33,241

GAAP Gross profit	65,100	58,139	234,933	227,537
Amortization of intangibles	510	788	2,327	2,836
Acquisition charges	460	—	460	—
Recall Accrual	—	4,975	267	4,975
Non-GAAP Gross Profit	66,070	63,902	237,987	235,348
Non-GAAP Gross Margin	61.3%	63.9%	62.3%	62.6%

GAAP Operating profit	14,882	10,049	55,260	53,473
Amortization of intangibles	2,752	3,070	11,310	10,283
Recall Accrual and Remediation Efforts	2,462	4,975	2,729	4,975
Restructuring and acquisition charges	2,185	2,243	469	2,601
Non-GAAP Operating profit	22,281	20,337	69,768	71,332
Non-GAAP Operating margin	20.7%	20.3%	18.3%	19.0%

1 Restructuring costs primarily consist of facility abandonment charges related to our Munich, Germany and Austin, Texas facilities, and severance costs associated with the ceasing operations in Munich, Germany.
2 Amount represents a reduction in our anticipated earn-out payment for the GND acquisition.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GAAP Provision for income tax expense	4,704	1,643	12,309	14,485
Effect of accumulated change of pretax income	1,023	2,622	3,286	4,976
Effect of change in annual expected tax rate	(1,231)	(1,781)	(51)	(1,634)
Tax audit reserve	7	—	(543)	—
Effect on acquisition cost	1,093	1,103	1,093	1,178
Non-GAAP Income tax expense, as adjusted	5,596	3,587	16,094	19,005

	Quarter Ended	Year to Date
	March 31, 2017	December 31, 2017
GAAP EPS Guidance	$0.21 - $0.23	$1.49 - $1.54
Amortization of Intangibles [3]	0.09	0.30
Direct cost of acquisitions	0.06	0.11
Tax effect	(0.04)	(0.10)
Non-GAAP EPS Guidance	$0.32 - $0.34	$1.80 - $1.85

3 Excludes amortization of intangibles acquired in the Otometrics purchase as these amounts have not yet been determined.

Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com